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                                                                       EXHIBIT 9

                             VOTING TRUST AGREEMENT

     THIS VOTING TRUST AGREEMENT (the "Agreement"), made as of the 21st day of July, 1988, by and among The Lincoln Electric Company, an Ohio corporation (the "Company"), each individual who from time to time executes a form of this Agreement and deposits Shares hereunder (each herein referred to as a "Depositing Shareholder") and George E. Willis, Donald F. Hastings and Harry Carlson (herein referred to collectively as the "Trustees"):

WITNESSETH:

     WHEREAS, the Depositing Shareholders own beneficially and of record the number of shares of Common Stock of the Company (the "Shares"), as indicated next to the signature of each Depositing Shareholder at the end of this Agreement, that each desires to make subject to the terms of this Agreement;

     WHEREAS, all of the Shares are subject to the terms and conditions of The Lincoln Electric Company Employees' Stock Purchase Plan, as amended (the "Plan"), a copy of which is attached hereto as Exhibit A; and

     WHEREAS, the Trustees have agreed to accept the obligations of voting trustees under a statutory voting trust created pursuant to the provisions of
Section 1701.49 of the Ohio General Corporation Law.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. DEPOSIT OF SHARES. For the purpose of vesting in the Trustees the voting and consenting rights hereinafter specified, each Depositing Shareholder shall, promptly after the execution of this Agreement, cause the certificate or certificates for the Shares to be transferred upon the books of the Company and a new certificate or certificates to be issued in lieu thereof registered in the names of "George E. Willis, Donald F. Hastings and Harry Carlson, Trustees under Voting Trust Agreement dated as of July 21, 1988 for Shares of The Lincoln Electric Company" and shall promptly thereafter cause the new certificate or certificates so issued to be deposited with the Company.

     2. ISSUANCE OF VOTING TRUST CERTIFICATES. Upon the deposit of the certificates for the Shares, the Company shall issue and deliver to each Depositing Shareholder a Voting Trust Certificate for the Shares substantially in the form, marked Exhibit B, which is attached hereto and made a part hereof. Voting Trust Certificates issued hereunder and transferred in accordance with
Section 6 hereof may be transferred upon the books maintained by the Company at its principal office by the registered holder of such Certificate in person or by the duly authorized attorney of such registered holder, upon surrender thereof, properly endorsed and payment of any requisite transfer tax, and upon compliance with the terms and provisions of this Agreement and such rules and regulations governing transfers as the Company may adopt. If any Voting Trust Certificate is transferred upon the books of the Company, the Company shall issue and deliver to the transferee another Voting Trust Certificate or Certificates, in the form above-prescribed, for the Shares represented by the Certificate surrendered. Until any Voting Trust Certificate is so transferred upon the books of the Company, the Trustees and the Company may treat the registered holder thereof, as shown by the books of the Company, as the absolute and unqualified owner of such Certificate for all purposes, and shall not be affected by any notice to the contrary. Voting Trust Certificates issued hereunder shall in all respects be subject to the provisions of the laws of the State of Ohio, and the Trustees and the Company shall have the same immunities with respect thereto as are granted to a corporation with respect to its securities by the provisions of Sections 1701.24 and 1701.28 of the Ohio General Corporation Law and Chapter 1308 of the Ohio Revised Code.

     3. POWER AND AUTHORITY OF TRUSTEES. Until the termination of this Agreement, the Trustees shall possess and shall be entitled to exercise, in their sole and absolute discretion, all the voting and consenting rights (but no other rights) with respect to the Shares, including, without limitation of the foregoing, the right to attend, in person or by proxy, any and all meetings of the shareholders of the Company which may be held during the term of this Agreement, to receive or waive any and all notices of shareholders' meetings, to vote
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such Shares, either in person or by duly appointed proxy or agent, for the election of Directors of the Company (including for the election of the Trustees as Directors), and for or against any other matter, business or thing of whatever nature that may be brought before any of said meetings or any adjournments thereof, and to take or join in taking, without a meeting of shareholders, any shareholders' action of any kind whatsoever; and no holder of a Voting Trust Certificate issued hereunder, unless authorized by proxy issued by the Trustees, shall have any right or power to exercise any of the foregoing rights with respect to the Shares. The Trustees may vote the Shares hereunder in the same manner as if they were the absolute owners thereof.

     In taking any action pursuant to the terms of this Agreement, only the act or action of at least a majority of the Trustees shall be deemed to be the act or action of the Trustees, and the Company and the holders of the Voting Trust Certificates issued hereunder shall be entitled to rely upon any such act or action.

     The Trustees may act as directors, officers or employees of the Company and may be interested in or deal with the Company in the same manner as if they were not Trustees hereunder. The Trustees shall receive no compensation for their services hereunder. As used in this Agreement, the term "Trustees" means the Trustees or any successor Trustees acting hereunder.

     4. DIVIDENDS AND OTHER DISTRIBUTIONS.  Except as otherwise provided in
Section 6 hereof, each holder of a Voting Trust Certificate shall possess and shall be entitled to enjoy any and all rights of ownership with respect to the Shares represented by such Voting Trust Certificate, other than the voting and consenting rights expressly granted to the Trustees hereunder; but such rights of ownership, and any Voting Trust Certificate issued hereunder, shall be held subject to the provisions of this Agreement. Except as otherwise provided below, any and all dividends and other distributions of any kind upon or with respect to Shares represented by any Voting Trust Certificate issued hereunder shall be distributed directly by the Company to the registered holder of such Voting Trust Certificate as shown by the books of the Company on the record date fixed by the Company with respect to each such dividend or other distribution.

     In the event any Common Shares of the Company shall be distributed by the Company upon or with respect to the Shares represented by any Voting Trust Certificate issued hereunder, the Company shall issue a new certificate for such shares registered in the name of the Trustees which shall be retained by the Company, and shall issue and deliver an additional Voting Trust Certificate or Certificates for such shares to the registered holder of the Voting Trust Certificate upon which such distribution was made, as shown by the books of the Company on the record date fixed by the Company with respect to such distribution.

     The Trustees hereby irrevocably authorize and direct the Company to make the foregoing distributions directly to the registered holders of Voting Trust Certificates, as hereinbefore provided. The Trustees agree to execute and deliver to the Company from time to time any and all further dividend orders or other documents, if any, which the Company may require in order to comply with this provision.

     5. IRREVOCABLE NATURE OF AGREEMENT; TERMINATION AND AMENDMENT. This Agreement shall be irrevocable until the tenth anniversary date of this Agreement, unless earlier terminated as provided herein. After such tenth anniversary date, this Agreement may be revoked and terminated by each Depositing Shareholder as to such Depositing Shareholder, or by the Trustees as to any or all of the Depositing Shareholders, unless the term of the Agreement has been extended as provided below.

     This Agreement shall terminate automatically as to a Depositing Shareholder upon the death of such person. This Agreement may also be terminated at any time by an instrument or instruments executed by the Company, at least a majority of the Trustees and by the Depositing Shareholder who so requests such termination in respect of his/her Shares.

     This irrevocable grant of rights in respect of the Shares as set forth herein may be extended for additional periods of not more than ten years each (measured from the date of extension) at any time by an instrument or instruments executed by the Company, at least a majority of the Trustees and by the beneficial owners of a majority of the Shares then deposited under this Agreement.

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     This Agreement may be amended from time to time by the Trustees in their sole discretion, provided, however, that no amendment shall adversely affect, without his/her consent, the rights of any Depositing Shareholder with respect to the Shares deposited under this Agreement.

     Upon any termination of this Agreement (through expiration, death of a Depositing Shareholder or otherwise), the Company shall have the right and option, within ninety (90) days from the date of termination, to purchase the Shares that are subject to the particular terminating event and are represented by the Voting Trust Certificate or Certificates issued hereunder in accordance with the provisions of paragraph VIII of the Plan at a purchase price determined in accordance with paragraph VII of the Plan. In the event a purchase occurs upon the death of a Depositing Shareholder, the purchase price shall be payable to the Executor of the Depositing Shareholder's estate or, at the Depositing Shareholder's option, to any other person or persons designated by him/her in a revocable writing delivered to the Company prior to his/her death (with the instrument of latest date given effect).

     Upon any termination of this Agreement (through expiration, death of the Depositing Shareholder or otherwise) resulting in the purchase by the Company of the Shares represented by the Voting Trust Certificate or Certificates issued hereunder, or resulting in the release of any Shares from the operation of this Agreement, the Company shall cause the Shares represented by each Voting Trust Certificate to be transferred upon the books of the Company, or, in the case of a release, to be so transferred into a certificate registered in the name of the registered holder of such Voting Trust Certificate as shown by the books of the Company on the date of any such release, and shall promptly thereafter cause such certificates to be delivered to the Company, or, in the case of a release, to be delivered to such registered holder; provided, however, that, in any event, no Shares need be so transferred or no such certificate need be so delivered unless and until the Voting Trust Certificate representing the same is surrendered to the Company for cancellation and any requisite transfer tax on the transfer of such Shares is paid. For the purpose of empowering the Company to make such transfers of Shares, the registered holder of such Shares shall deliver to the Company properly executed stock powers or assignments in blank covering such Shares.

     6. TRANSFERABILITY OF VOTING TRUST CERTIFICATES. No Depositing Shareholder shall sell, assign, pledge, hypothecate, transfer or otherwise dispose of any Voting Trust Certificate or Certificates until the Depositing Shareholder has first complied with the provisions of paragraph VIII of the Plan (which provides for the Company to have the right to purchase the Voting Trust Certificates and the underlying Shares in the event of any intended or attempted transfer to a third party). The Depositing Shareholder may, at any time, upon written notice to the Company and each of the Trustees, offer to sell to the Company his Voting Trust Certificate or Certificates and the underlying Shares.

     Voting Trust Certificates transferred (to any person other than the Company) pursuant to the terms of this Section 6 and paragraph VIII of the Plan shall continue to be subject to the terms and conditions of this Agreement in the hands of the transferee and in the hands of any subsequent Depositing Shareholder.

     7. DUTIES AND RESPONSIBILITIES OF THE COMPANY. The Company shall have no duty to inquire into the acts of the Trustees hereunder, and shall be fully protected in taking any action authorized or directed by the Trustees.

     8. SUCCESSOR TRUSTEES. Any Trustee may be removed by the Board of Directors of the Company at any time by delivery to said Trustee and to the other Trustees written notice of such removal, effective on the date stated therein. Any Trustee may at any time resign by delivering to the other Trustees and to the Company his resignation in writing to take effect on the date stated therein. In case of the death, resignation, removal or inability to act (through mental or physical incapacity) of any Trustee, a successor Trustee shall be appointed by the Board of Directors of the Company.

     Any successor Trustee appointed in accordance with the foregoing shall from the time of such appointment be deemed a Trustee hereunder, and shall have all the title, rights and powers of a Trustee hereunder, and all acts shall be done and all instruments shall be executed which shall be necessary or reasonably requested for the purpose of effecting such succession and of constituting such successor Trustee at the time of his or her appointment as one of the owners of record of all of the Shares deposited hereunder.

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     9. NOTICES.  Any distribution to be made to the holders of Voting Trust
Certificates issued hereunder, or any communication addressed to such holders, may be made by mailing the same, postage prepaid, to the registered holders of such Certificates at their addresses as shown by the books of the Depositary at the time of such mailing.

     10. CHANGES IN STOCK REGISTRATION. The Company may, at any time or from time to time, make such changes in the registration of the stock certificates deposited hereunder as may be required to reflect amendments hereto or changes in the Trustees hereunder.

     11. LOST CERTIFICATES. Any person claiming a Voting Trust Certificate to have been lost, stolen or destroyed shall furnish the Company with an affidavit of that fact and a bond of indemnity satisfactory to the Company, whereupon a new Voting Trust Certificate may be executed and delivered by the Company of the same tenor and for the same number of Shares as the one alleged to have been lost, stolen or destroyed.

     12. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     13. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Ohio.

     IN WITNESS WHEREOF, the Company, the Depositing Shareholders and the Trustees have executed this Agreement all as of the day and year first above written.

                                                    THE LINCOLN ELECTRIC COMPANY

                                            By: ________________________________
                                                  George E. Willis,
                                                     Chairman of the Board and
                                                     Chief Executive Officer

                                                DEPOSITING SHAREHOLDER
NUMBER OF SHARES:
-----------------                               --------------------------------

                                                TRUSTEES


                                                --------------------------------
                                                George E. Willis


                                                --------------------------------
                                                Donald F. Hastings


                                                --------------------------------
                                                Harry Carlson


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     THIS CERTIFICATE IS SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AS SET FORTH
IN A CERTAIN VOTING TRUST AGREEMENT AMONG THE LINCOLN ELECTRIC COMPANY,
                                                AND GEORGE E. WILLIS, DONALD F.
HASTINGS AND HARRY CARLSON, AS TRUSTEES, DATED AS OF JULY 21, 1988, AND AS SET FORTH IN THE LINCOLN ELECTRIC COMPANY EMPLOYEES' STOCK PURCHASE PLAN, AS AMENDED, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE LINCOLN ELECTRIC COMPANY.

                          (Front Side of Certificate)

No.                                                                      Shares
    -----------------------                          -------------------
                          THE LINCOLN ELECTRIC COMPANY

                             (An Ohio corporation)

                            VOTING TRUST CERTIFICATE

     This evidences that
                                                            is the owner of
       Shares of Common Stock, without par value, of The Lincoln Electric Company, an Ohio corporation, and held by the undersigned subject and pursuant to the terms and conditions of (i) a Voting Trust Agreement for Stock of The Lincoln Electric Company dated July 21, 1988, among The Lincoln Electric Company, George E. Willis, Donald F. Hastings, and Harry Carlson, as Trustees,
and                               , as Depositing Shareholder (the "Voting Trust
Agreement"), and (ii) The Lincoln Electric Company Employees' Stock Purchase Plan, as amended (the "Plan"), and will be entitled to receive a certificate or certificates for such shares upon the termination of such Voting Trust Agreement, and upon surrender of this Certificate and payment of any requisite transfer tax.

     This Certificate is subject to certain transfer restrictions set forth in Sections 5 and 6 of the Voting Trust Agreement and paragraph VIII of the Plan. Certificates transferred in accordance with those provisions may be transferred upon the books of the Company at its principal office by the registered holder in person or by his duly authorized representative upon surrender of this Certificate properly endorsed and payment of any requisite transfer tax and upon compliance with the terms and provisions of the aforesaid Voting Trust Agreement and the Plan and such rules and regulations governing transfers as the Company may adopt. Until this Certificate is so transferred upon the books of the Company, the Trustees and the Company may treat the registered holder hereof as the absolute and unqualified owner of this Certificate for all purposes, and shall not be affected by any notice to the contrary.

     The registered holder of this Certificate and any transferee hereof shall take and hold this Certificate subject to all the terms and conditions of the aforesaid Voting Trust Agreement and the Plan, reference to each of which is hereby made. Copies of such Agreement and such Plan are on file at the principal office of the Company, where they may be inspected, during usual business hours, by the registered Depositing Shareholder hereof or by any person duly authorized by him.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate at
Cleveland, Ohio, this                          day of
                                   , 19  .

                                            THE LINCOLN ELECTRIC COMPANY

                                            By
                                               --------------------------------